Exhibit 10.1 – Fourth Amendment to Note Agreement and First Amendment to Limited Waiver to Note Agreement and Guaranty Agreement entered into as of January 16, 2009 by and among St. Louis Post-Dispatch LLC, Pulitzer Inc. and the Note-Holders party thereto

FOURTH AMENDMENT TO NOTE AGREEMENT

FIRST AMENDMENT TO LIMITED WAIVER TO NOTE AGREEMENT AND GUARANTY AGREEMENT

THIS FOURTH AMENDMENT TO NOTE AGREEMENT AND FIRST AMENDMENT TO LIMITED WAIVER TO NOTE AGREEMENT AND GUARANTY AGREEMENT (this “Amendment”) is entered into as of January 16, 2009 by and among ST. LOUIS POST-DISPATCH LLC, a Delaware limited liability company (the “Company”), PULITZER INC., a Delaware corporation (the “Guarantor”), and the undersigned holders of Notes (as hereinafter defined) (the Company, the Guarantor and the undersigned holders of Notes being collectively referred to herein as the “Parties”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Waiver or the Note Agreement (as each such term is defined in Recital A below), as amended hereby.

Recitals

A.         Reference is made to (i) that certain Note Agreement, dated as of May 1, 2000, among the Company and the holders of the senior notes issued thereunder, as amended prior to the date hereof (the “Note Agreement”) and (ii) that certain Limited Waiver to Note Agreement and Guaranty Agreement, entered into as of December 26, 2008, by and among the Parties (the “Waiver”).

B.         The Company and the Guarantor have requested, and the holders of the Notes have agreed, subject to the terms and conditions of this Amendment, to extend the terms of the Waiver and, in connection therewith, to amend the Note Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Amendment to Note Agreement. Paragraph 7A(iv) of the Note Agreement is hereby amended and restated in its entirety to read as follows:

(iv)       the Company fails to perform or observe any agreement contained in paragraph 6 or the Waiver Termination Date (as defined in the Limited Waiver to Note Agreement and Guaranty Agreement, entered into as of December 26, 2008, among the Company, the Guarantor and the holders of the Notes, as amended) shall occur;

2.         Extension of Waiver Period. Paragraph 2 of the Waiver is hereby amended to read in its entirety as follows:

Notwithstanding anything to the contrary contained in the Note Agreement or the Guaranty Agreement, the holders of the Notes hereby waive the Specified Events of Default so long as no other Default or Event of Default exists (or hereafter arises) under the Note Agreement (including, without limitation, Defaults and Events of Default that constitute Guaranty Defaults or Guaranty Events of Default, respectively); provided that such waiver of the Specified Events of Default shall cease to be of any force or effect (v) on January 30, 2009, (w) if at any time on or after the Effective Date (as hereinafter defined) and prior to January 30, 2009, (i) Consolidated Net Worth (as defined in the Guaranty Agreement) is reduced by the making of any dividend, distribution or other payment in respect of equity interests, or any transfer of property of any nature (other than property in the form of cash payments in respect of accounts payable incurred in the ordinary course of business consistent with past practices), by the Guarantor or any of its Subsidiaries to any Affiliate (other than the Guarantor and its Subsidiaries) or by the forgiveness of an account or loan payable by an Affiliate (other than the Guarantor and its Subsidiaries) or the conversion thereof into equity, (ii) the Guarantor or any of its Subsidiaries incurs, assumes or otherwise becomes liable with respect to any Debt in excess of $1,000,000 in the aggregate, or (iii) the Guarantor or any of its Subsidiaries enters into any transaction with an Affiliate (other than the

Guarantor and its Subsidiaries), at which time (in the case of each of the foregoing clauses (i)-(iii)) each Specified Event of Default then existing under the Note Agreement or the Guaranty Agreement will constitute an immediate Event of Default under the Note Agreement without regard to this Amendment, (x) if at any time on or after the date hereof and prior to January 30, 2009, a Default or an Event of Default (other than the Specified Events of Default) exists under the Note Agreement (including, without limitation, Defaults and Events of Default that constitute Guaranty Defaults or Guaranty Events of Default, respectively), at which time each Specified Event of Default then existing under the Note Agreement will constitute an immediate Event of Default under the Note Agreement without regard to this Amendment, (y) if at any time on or after the date hereof and prior to January 30, 2009, the Administrative Agent (as defined in the Lee Credit Agreement) shall give notice of an Event of Default under the Lee Credit Agreement, Lee shall notify the Administrative Agent of an Event of Default under the Lee Credit Agreement, the Second Waiver to Credit Agreement relating to the Lee Credit Agreement shall terminate or any of the lenders or agents under the Lee Credit Agreement shall take any action to enforce their rights or remedies under the Lee Credit Agreement or any other Credit Document (as defined in the Lee Credit Agreement) or applicable law (and by their execution of this Amendment, each of the Guarantor and the Company agrees to notify the holders of the Notes immediately if any of the foregoing matters described in this clause (y) shall occur or exist and Lee shall have knowledge thereof), at which time each Specified Event of Default then existing under the Note Agreement or the Guaranty Agreement will constitute an immediate Event of Default under the Note Agreement without regard to this Amendment, or (z) forty-eight (48) hours following provision by the Required Holders of written notice to the Company and the Guarantor of termination of this waiver (the earliest date on which the conditions specified in any of the preceding clauses (v) to (z), inclusive, are satisfied being referred to as the “Waiver Termination Date”), which written notice shall be provided by the Company and the Guarantor as provided in paragraph 11H of the Note Agreement (except that delivery may be made by facsimile or email to Carl G. Schmidt (facsimile number: 563-327-2600/email: carl.schmidt@lee.net)) or by email or facsimile to Sidley & Austin, One South Dearborn, Chicago, Illinois 60603, Attention: Larry Nyhan (facsimile number: 312-853-7036/email address; lnyhan@sidley.com).

3.         Waiver Remains in Full Force and Effect. Except as expressly amended by this Amendment, all terms, conditions, covenants and other provisions contained in the Waiver are hereby ratified and shall be and remain in full force and effect; provided, however, that (a) the conditions to effectiveness contained herein shall supersede those contained in the Waiver, and (b) no additional Waiver Fee or other fee shall be payable in connection with this Amendment.

4.         Conditions to Effectiveness. This Amendment shall become effective, as of the date first written above (the “Effective Date”), when:

(a)        the Company, the Guarantor and the Required Holders shall have signed a counterpart hereof (whether the same or separate counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to Bingham McCutchen LLP, One State Street, Hartford CT 06001, Attention: Chip Fisher (facsimile number: 860-240-2564/e-mail address: chip.fisher @bingham.com); and

(b)        the Company shall have paid to Bingham McCutchen, LLP, as special counsel for the holders of the Notes, $150,000 as a retainer (it being understood and agreed that such retainer shall be an “evergreen” retainer and shall not be deemed to be a “cap” on the costs, fees and expenses and that the receipt of such retainer shall not limit the rights and remedies of the holders of the Notes, or the obligations of the Company or the Guarantor under paragraph 11A of the Note Agreement or Section 3 of the Waiver).

                5.          Miscellaneous.

(a)        References to Note Agreement and Guaranty Agreement. Upon and after the Effective Date, each reference to the Note Agreement or the Guaranty Agreement in the Note Agreement, the Guaranty Agreement, the Notes, or any other instrument or agreement entered into in connection therewith or otherwise related thereto shall mean and be a reference to the Note Agreement or the Guaranty Agreement as modified by this Amendment.

(b)        Ratification and Confirmation. Except as specifically modified herein, the Note Agreement and the Guaranty Agreement shall remain in full force and effect, and are hereby ratified and confirmed.

                (c)        No Waiver. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of Notes, nor constitute a waiver of any provision of the Note Agreement, the Guaranty Agreement, any Note or any other instrument or agreement entered into in connection therewith or otherwise related thereto.

(d)        Representation and Warranty. The Company and the Guarantor jointly and severally represent and warrant that (i) none of the events described in clauses (w), (x) or (y) of Section 2 of the Waiver has occurred and (ii) each is in compliance with its respective obligations under Section 3 of the Waiver.

(e)        GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(f)        Counterparts. This Amendment may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Delivery of this Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ST. LOUIS POST-DISPATCH LLC

By:	PULITZER INC., as Managing Member

By: /s/Carl G. Schmidt
Name:	Carl G. Schmidt
Title:	Treasurer

PULITZER INC.

By: /s/Carl G. Schmidt
Name:	Carl G. Schmidt
Title:	Treasurer

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/Paul H. Procyk
Name:	Paul H. Procyk
Title:	Vice President

AMERICAN GENERAL LIFE INSURANCE COMPANY

AIG ANNUITY INSURANCE COMPANY

By:	AIG Global Investment Corp., Investment Advisor
By: /s/Ted Etlinger
Name:	Ted Etlinger
Title:	Vice President

AIG EDISON LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp., Investment Sub-Advisor
By: /s/Ted Etlinger
Name:	Ted Etlinger
Title:	Vice President

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

(as Successor by Merger to First Colony Insurance Company)

By: /s/John R. Endres
Name:	John R. Endres

Title:       Investment Officer

THE NORTHWESTERN MUTUAL LIFE INSURANCE

COMPANY

By: /s/Richard A. Strait
Name:	Richard A. Strait
                                                                Its           Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE

COMPANY, for its Group Annuity Separate Account

By: /s/Richard A. Strait
Name:	Richard A. Strait

Its           Authorized Representative

PACIFIC LIFE INSURANCE COMPANY

By:/s/ Diane W. Dales
Name: Diane W. Dales
Title: Assistant Vice President

By:/s/ Peter S. Fiek
Name: Peter S. Fiek
Title: Assistant Secretary

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